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                                                                  EXHIBIT 4.2

                                                                EXECUTION COPY
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                           6 1/2% SERIES C CONVERTIBLE
                                 PREFERRED STOCK
                          REGISTRATION RIGHTS AGREEMENT


                          Dated as of January 25, 2000

                                  by and among

                       Pegasus Communications Corporation

                                       and

               Donaldson, Lufkin & Jenrette Securities Corporation
                            Bear, Stearns & Co. Inc.
                         Banc of America Securities LLC
                          Deutsche Bank Securities Inc.
                            CIBC World Markets Corp.















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

         This Registration Rights Agreement (this "Agreement") is made and entered into as of January 25, 2000, by and among Pegasus Communications Corporation, a Delaware corporation (the "Company"), and Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., Bank of America Securities LLC, Deutsche Bank Securities Inc. and CIBC World Markets Corp. (each an "Initial Purchaser" and, collectively, the "Initial Purchasers"), each of whom has agreed to purchase an aggregate of 2,500,000 shares of the 6 1/2% Series C convertible preferred stock, par value $0.01, of the Company (the "Firm Shares") pursuant and subject to the terms and conditions set forth in that certain purchase agreement, dated as of January 19, 2000, by and among the Company, as the seller and issuer, and the Initial Purchasers, as initial purchasers (the "Purchase Agreement"). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional 500,000 shares of the 6 1/2% Series C convertible preferred stock, par value $0.01, of the Company (the "Additional Shares"), if requested by the Initial Purchasers, as provided in Section 2 of the Purchase Agreement. The Firm Shares and the Additional Shares are herein collectively referred to as the "Shares." The Shares are to be issued pursuant to the provisions of that certain Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof, dated as of January 24, 2000, of the Company (the "Certificate of Designation"), such that the Shares will be convertible at the option of the holders thereof into shares of the Company's Class A common stock, par value $0.01 per share (the "Class A Common Stock"). The Shares and the Class A Common Stock issuable upon conversion thereof are herein collectively referred to as the "Securities." The Securities are more fully described in that certain offering memorandum, dated January 19, 2000, offering to sell the Shares to the Initial Purchasers (the "Offering Memorandum").

         In order to induce the Initial Purchasers to purchase the Shares, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 9 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Certificate of Designation.

          The parties hereby agree as follows:

SECTION 1. DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Act: The Securities Act of 1933, as amended.

         Affiliate: As defined in Rule 144 of the Act.

         Business Day: A day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York are not open for general banking business.
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         Closing Date: The date hereof.

         Commission: The Securities and Exchange Commission.

         Effectiveness Deadline: As defined in Section 3(a) hereof

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Shares to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act.

         Filing Deadline: As defined in Section 3(a) hereof.

         Holders: As defined in Section 2 hereof.

         Prospectus: The Prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, all material incorporated by reference into such Prospectus and any information previously omitted in reliance upon Rule 430A of the Act.

         Recommencement Date: As defined in Section 5(v) hereof.

         Registration Default: As defined in Section 4 hereof

         Regulation S: Regulation S promulgated under the Act.

         Rule 144: Rule 144 promulgated under the Act.

         Shelf Registration Statement: As defined in Section 3 hereof.

         Suspension Notice: As defined in Section 5(v) hereof.

         Transfer Restricted Securities: The Shares and the Class A Common Stock into which the Shares are convertible, upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Shares or Class A Common Stock, (a) the date on which such Shares or Class A Common Stock have been disposed of in accordance with a Shelf Registration Statement, (b) the date on which such Shares of Class A Common Stock are distributed to the public pursuant to Rule 144 or are saleable pursuant to Rule 144 (or similar provisions then in effect) under the Act or (c) the date on which such Shares or Class A Common Stock cease to be outstanding.

SECTION 2. HOLDERS

          A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

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

SECTION 3. SHELF REGISTRATION

         (a) Shelf Registration. As soon as practicable after the Closing Date but in no event later than 90 days after the Closing Date (the such 90th day, "Filing Deadline"), the Company shall file with the Commission a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement"), relating to all Transfer Restricted Securities, and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Act on or prior to 180 days after the Closing Date (such 180th day, the "Effectiveness Deadline").

         The Company shall use its reasonable best efforts to keep any Shelf Registration Statement required by this Section 3(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 5(a), 5(b) and 5(c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 3(a), and to ensure that it conforms in all material respects with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for the shorter of (i) two years (as extended pursuant to Section 5(c) or Section 5(v) hereof) following the Closing Date) or (ii) the date on which all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act and any other information reasonably requested by the Company for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to special dividends pursuant to Section 4 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         (c) Holder's Obligation. Each Holder agrees, by acquisition of the Transfer Restricted Securities, that no Holder of Transfer Restricted Securities shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with the information reasonably requested by the Company pursuant to Section 3(b) hereof. Each Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request. Any sale of any Transfer Restricted Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth

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

in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

SECTION 4. SPECIAL DIVIDENDS

         If (i) the Shelf Registration Statement is not filed with the Commission on or prior to the Filing Deadline (as such Filing Deadline may be extended pursuant to Section 5(v) hereof), (ii) such Shelf Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline (as such Effectiveness Deadline may be extended pursuant to Section 5(v) hereof) or (iii) subject to Section 5(c) and Section 5(v) hereof, such Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within ten Business Days by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself declared effective within five Business Days of filing such post-effective amendment to the Shelf Registration Statement (each such event referred to in clauses (i) through (iii), a "Registration Default"), then the Company hereby agrees to pay special dividends to each Holder with respect to the first 90 consecutive-day period immediately following the occurrence of such Registration Default in an amount equal to an increase in the annual dividends on the Series C convertible preferred stock of 0.25% and with respect to each subsequent 90 consecutive-day period in an amount equal to an increase in the annual dividends of 0.25% until all Registration Defaults have been cured, up to a maximum increase in the annual dividends equal to 1.0%; provided that the Company shall in no event be required to pay special dividends for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Shelf Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Shelf Registration Statement, in the case of (ii) above, or (3) upon the filing of a post-effective amendment to the Shelf Registration Statement that causes the Shelf Registration Statement to again be declared effective or made usable, in the case of (iii) above, the special dividends payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii) or
(iii), as applicable, shall cease.

         All accrued special dividends shall be paid to the Holders entitled thereto, in the manner provided for the payment of dividends in the Certificate of Designation, on each dividend payment date as more fully set forth in the Certificate of Designation. Notwithstanding anything herein to the contrary, no special dividends shall accrue as to any Transfer Restricted Security from and after the earlier of the date such security is no longer a Transfer Restricted Security. All of the Company's obligations set forth in this Section 4 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security have been satisfied in full.

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

SECTION 5. SHELF REGISTRATION PROCEDURES

         In connection with the Shelf Registration Statement, the Company shall:

         (a) use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 3(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof (including, without limitation, one or more underwritten offerings) within the time periods and otherwise in accordance with the provisions hereof. The Company shall not be permitted to include in the Shelf Registration Statement any securities other than the Transfer Restricted Securities;

         (b) use its reasonable best efforts to contact the Holders of Transfer Restricted Securities and notify each Holder of its right to include its Transfer Restricted Securities in such Shelf Registration Statement;

         (c) use its reasonable best efforts to keep such Shelf Registration Statement continuously effective for the period specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (i) to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, including, without limitation, under circumstances described in this Section 5(c), or (ii) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement curing such defect, and, if Commission review is required, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction or event involving the Company, the Company may, after notice to the Holders of Transfer Restricted Securities (which notice need not disclose the details of such transaction or event), suspend the availability of the Shelf Registration Statement or any Prospectus in connection with such transaction or event for up to 120 days during the two-year period of effectiveness required by Section 3 hereof, but in no event for any period in excess of 60 consecutive days;

         (d) subject to Section 5(c) hereof, prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the

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

disposition of all Transfer Restricted Securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

         (e) advise the Holders and underwriters, if any, promptly and, if requested by such Persons, confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes and (iv) subject to Section 5(c) hereof, of the existence of any fact or the happening of any event that makes any statement of fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (f) subject to Section 5(c) hereof, if any fact or event contemplated by Section 5(e)(iv) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (g) furnish to each Holder named in any Shelf Registration Statement or Prospectus and underwriter, if any, in connection with such sale before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Persons shall reasonably object within five Business Days after the receipt thereof.

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

Any such Person shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

         (h) prior to effectiveness of the Shelf Registration Statement, promptly, prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide copies of such document to the Holders, and underwriters, if any, in connection with such sale, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request; provided that such Persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons and shall be used solely for the purpose of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such Persons or (iv) such information becomes available to any such Persons from a source other than the Company and such source is not bound by a confidentiality agreement;

         (i) make available at reasonable times for inspection by the Holders and underwriters, if any, and any attorney or accountant retained by such Holders or underwriters, if any, all relevant financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested in writing by any such Holder, underwriters, if any, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

         (j) if requested by any Holders or underwriters, if any, in connection with such sale, promptly include in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders or underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

         (k) furnish to each Holder and underwriter, if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (other than documents incorporated by reference therein and exhibits thereto);

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

         (l) deliver to each Holder and underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law and except during the period during which a Suspension Notice is in effect and prior to a Recommencement Date) of the Prospectus and any amendment or supplement thereto by each Holder and each underwriter, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

         (m) upon the request of any Holder or underwriter, if any, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by such Person in connection with any sale or resale pursuant to any applicable Shelf Registration Statement and in such connection, the Company shall:

          (A) upon request of any Holder or underwriter, if any, furnish (or in the case of paragraphs (2) and (3) below, use its reasonable best efforts to cause to be furnished) to each Holder or underwriter, if any, upon the effectiveness of the Shelf Registration
               Statement:

               (1) a certificate, dated such date, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Sections 6(aa), 9(a) and 9(b) of the Purchase Agreement and such other similar matters as the Holders may reasonably request;

               (2) an opinion, dated the date effectiveness of the Shelf Registration Statement, of counsel for the Company covering matters similar to those set forth in paragraph (e) of
                    Section 9 of the Purchase Agreement and such other matter as the selling Holders may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

               (3) customary comfort letters, dated as of the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(i) of the Purchase Agreement; and

         (B) deliver such other documents and certificates as may be reasonably requested by the Holders and underwriters, if any, to evidence compliance with the matters set forth in clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (m);

         (n) prior to any public offering of Transfer Restricted Securities, cooperate with the Holders, underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as such Persons may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject;

         (o) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

         (p) (i) list all Shares of Class A Common Stock covered by such Shelf Registration Statement on any securities exchange on which the Class A Common

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

Stock is then listed or (ii) authorize for quotation on the Nasdaq National Market System all Shares of Class A Common Stock covered by such Shelf Registration Statement if the Class A Common Stock is then so authorized for quotation;

         (q) use its best efforts to cause the disposition of the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (n) above;

         (r) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Shelf Registration Statement covering such Transfer Restricted Securities and provide the transfer agent under the Certificate of Designation with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

         (s) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

         (t) if underwritten, make appropriate officers of the Company available to the underwriters for meetings with prospective purchasers of Transfer Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities; and

         (u) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

         (v) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 5(c) or Section 5(e)(iii) or any notice from the Company of the existence of any fact of the kind described in Section 5(e)(iv) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 5(f) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of the Shelf Registration Statement and the Filing Deadline set forth in Section 3 hereof shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date or the date that the Holder has received copies of the supplemented or amended Prospectus, as the case may be.

SECTION 6. REGISTRATION EXPENSES

         (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement required by this Agreement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Class A Common Stock to be issued upon conversion of the Shares and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Holders of Transfer Restricted Securities (provided that the Company shall not be liable for the fees and expenses of more than one separate firm for all Holders of Transfer Restricted Securities); (v) all application and filing fees in connection with listing the Class A Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof, and
(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Holders selling Transfer Restricted Securities pursuant to the "Plan of Distribution" contained in the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins, unless another firm shall be chosen by the Holders of a majority of number of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

SECTION 7. INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless each Holder, its directors, its officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act and Section 20 of the Exchange
Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of the Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to such Holder in the reasonable quantity requested by such Holder and on a timely basis to permit proper delivery) to the Person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus.

          (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in section
 (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, its officers or any Person, if any, who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, its officers or any Person, if any, who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying person") in writing and the indemnifying person shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying person, (ii) the indemnifying person shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying person, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying person (in which case the indemnifying person shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying person shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to
Section 7(a), and by the Company, in the case of parties indemnified pursuant to
Section 7(b). The indemnifying person shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying person shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying person) and, prior to the date of such settlement, the indemnifying person shall have failed to comply with such reimbursement request. No indemnifying person shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent that the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying person, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Holder, its directors, its officers or any Person, if any, who controls such holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 8. RULE 144A AND RULE 144

         The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 9. UNDERWRITTEN REGISTRATIONS

         (a) The Company shall not be required to participate in an underwritten offering unless Holders of at least $100,000,000 (i) in aggregate liquidation preference of Shares constituting Transfer Restricted Securities or (ii) in aggregate fair market value (determined at the time of the request referenced below) of shares of Class A Common Stock constituting Transfer Restricted Securities so request, nor shall the Company be required to participate in more than one underwritten offering; provided that, this paragraph in no way alters the Company's other obligations with respect to this Agreement.

         (b) If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

         No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         (c) Each Holder of Transfer Restricted Securities agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering made pursuant to a Shelf Registration Statement, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling Persons) of any of the Shares, in the case of an underwritten offering of the Shares, or the Class A Common Stock, in the case of an underwritten offering of shares of Class A Common Stock, during the period beginning 10 days prior to, and ending 90 days after, the closing date of such underwritten offering.

         The foregoing provisions of Section 9(c) shall not apply to any Holder of Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

         (d) If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the underwriters, their controlling Persons and their respective officers, directors, employees, representatives and agents shall be entitled to indemnity (substantially similar to the indemnity set forth in Section 7 of this Agreement) from the Company and the Holders, which indemnity may be set forth in an underwriting agreement.

SECTION 10. MISCELLANEOUS

         (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 3 hereof The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

         (c) No Piggybacks on Shelf Registration Statement. The Company shall not grant to any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in any Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities; provided that the Company shall be permitted to fulfill its obligations to holders of piggyback rights pursuant to agreements entered into prior to the date hereof.

         (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 4 hereof and this Section 10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of shares of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority of Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

             (i) if to a Holder, at the address set forth on the records of the transfer agent under the Certificate of Designation, with a copy to the transfer agent under the Certificate of Designation; and

             (ii) if to the Company:

                  Pegasus Communications Corporation
                  c/o Pegasus Management Company
                  225 City Lane Avenue
                  Suite 200
                  Bala Cynwyd, PA 19004

                  Telecopier No.:  (610) 341-1835
                  Attention:       Ted S. Lodge, Esq.

                  With a copy to:

                  Drinker Biddle & Reath LLP
                  1 Logan Square
                  18th and Cherry Streets
                  Philadelphia, PA 19103

                  Telecopier No.:  (215) 988-2757
                  Attention:       Michael B. Jordan, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the transfer agent at the address specified in the Certificate of Designation.

         (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Certificate of Designation. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                            PEGASUS COMMUNICATIONS
                            CORPORATION

                            By:  /s/ Scott A. Blank
                                 -------------------------------------
                                 Name:  Scott A. Blank
                                 Title: Vice President,
                                        and Assistant Secretary
                                        of Pegasus Communications Corporation


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
CIBC WORLD MARKETS CORP.
DEUTSCHE BANK SECURITIES INC.

Acting severally on behalf of
   themselves and the Initial Purchasers

By: DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION



    By:   /s/ Stephen J. Ketchum
       -------------------------------
       Name: Stephen J. Ketchum
       Title: Senior Vice President